UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2007, the Board of Directors of Sterling Bancshares, Inc. (the “Company”) approved and adopted the Long-Term Incentive (LTI) Stock Performance Program (the “Program”) pursuant to which the Human Resource Programs Committee of the Board of Directors (the “Committee”) may award equity-based awards (phantom units or stock options) to employees who have been designated as an officer of Sterling Bank (the “Bank”) by the Board of Directors of the Bank and who are actively employed by the Bank or any of its subsidiaries. The purpose of the Program is to reward Bank officers for individual contributions to company-wide results and to serve as a retention vehicle for executive officers and key employees. All awards will be made under the Amended and Restated 2003 Stock Incentive and Compensation Plan which plan has been approved by the Company’s shareholders.

Under the terms of the Program, each officer position, other than the position of President and Chief Executive Officer, is assigned to one of seven Program level groups. Each group is designed to reflect the scope and responsibilities associated with the position with level 1 representing the most senior executive positions in the Bank. The Program level determines the target stock award (number of shares) for each group. Program level groups 1, 2 and 3 may be granted stock awards that are comprised 50% in the form of performance-based phantom stock units and 50% in the form of incentive stock options. Program level groups 4, 5, 6 and 7 may be granted an award in the form of incentive stock options only. The President and Chief Executive Officer position is an eligible participant in the Program, however, the program level for this position is designated as a separate group with a specific award target using awards similar to those available for program group levels 1, 2, and 3.

The Program is effective September 1, 2007 and is subject to annual review and approval by the Committee.

The foregoing description of the Program is not complete and is qualified in its entirety by reference to the full text of the Program, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Long-Term Incentive (LTI) Stock Performance Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: September 5, 2007	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Long-Term Incentive (LTI) Stock Performance Program.